(Eur 10,000.00)

Addendum to the loan agreement dated 02/02/2007

Extension

LOAN AGREEMENT

between

Mr. Dieter Thiemann
Pöppelmannstrasse 4
33428 Harsewinkel

     - in the following referred to as lender -

and

EDI Exploration Drilling International GmbH,
represented by the Managing Director
Günter Thiemann Goethestrasse 61, 45721 Haltern am See

- in the following referred to as borrower -

The loan agreement, to which this addendum applies, shall be extended in item 1 as follows:

The term of the loan ends on 31/03/2009. An extension by 3 months is to be renegotiated at that time.

All other provisions of the agreement remain unchanged and valid.

Haltern, on 18/06/2008

[Signature]	[Signature]

Borrower	Lender
EDI Exploration Drilling International GmbH	Dieter Thiemann

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